SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                     Form 8-K

                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      April 8, 2003
                                                _____________________________



                                 ALICO, INC.
___________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                           59-0906081
_____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)            Identification No.)


Post Office Box 338, La Belle, Florida                             33975
_____________________________________________________________________________
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code      (863) 675-2966
                                                    _________________________
























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Item 5.      Other Events.

              Incorporated by reference is an announcement issued by the Registrant on April 8, 2003, attached as Exhibit 01, providing information concerning the ongoing settlement agreement between Ben Hill Griffin, III, trustee and the Four Sisters Protectorate, et al.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Announcement of settlement enforceability April 8, 2003.


                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ALICO, INC.
                                             (Registrant)




				        /s/ W. BERNARD LESTER
April 8, 2003                       By________________________________
__________________	               W. Bernard Lester, President
Date					         (Signature)

EXHIBIT INDEX



Exhibit
Number	Description

01          Announcement issued April 8, 2003

Alico, Inc reported today that it has been informed that the litigation in the United States District Court for the Northern District of Florida, Tallahassee Division, entitled Fran Harris King, et al., v. Ben Hill Griffin, III, et al., Case No. 4:01CU432-RH, has been dismissed with prejudice. This litigation, which was previously disclosed by the Company, involved a second suit between the children of Ben Hill
Griffin, Jr. challenging the enforceability of the settlement of the litigation entitled Four Sisters Protectorate, et al. v. Ben Hill
Griffin, III, Trustee in the Circuit Court of Florida in Bartow, Florida. The settlement agreement among other things calls for the transfer of beneficial ownership of certain shares of Alico, Inc. held by Ben Hill Griffin Investments Inc to an entity to be controlled by the Four Sisters Protectorate upon implementation of the settlement. The Company is advised that other conditions to the settlement's implementation remain to be satisfied and continue to be worked upon by the parties.
The Company undertakes no obligation to continue to advise of developments in this litigation, which is a matter of public record.